Exhibit 10.45

Second Amended and Restated ARAMARK Savings Incentive Retirement Plan

(A Successor Plan to the “ARAMARK 2005 Stock Unit Retirement Plan”)

Introduction

The Second Amended and Restated ARAMARK Savings Incentive Retirement Plan (as amended from time to time and including any predecessor plan(s), the “Plan”) is the successor plan to the Amended and Restated ARAMARK Savings Incentive Retirement Plan, effective as of August 8, 2007, and the ARAMARK Savings Incentive Retirement Plan, effective as of February 6, 2007, which was the successor plan to the ARAMARK 2005 Stock Unit Retirement Plan. The second amendment and restatement is entered into in connection with the assumption by ARAMARK Holdings Corporation of the Plan. The second amendment and restatement is not intended to affect any participant’s rights or accruals under, or prior elections relating to, such participant’s Account (as defined below), or such participant’s continued participation in the Plan. The effective date of the second amendment and restatement of the Plan is the Amendment Date.

ARTICLE I. Definitions and Construction.

1.1 Definitions. Whenever used in this Plan:

Account means any account established for a Participant as provided in Section 5.1.

Account Balance means for each Participant, the total balance standing to the Participant’s Accounts under the Plan at the date of reference.

Affiliate means, with respect to any Company, (a) any corporation (other than such Company) that is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code), of which such Company is a member; (b) any other related corporation designated as an affiliate by the Company; or (c) an organization which is a member of an affiliated service group of which the Company is a member.

Age means age on last birthday.

Amendment Date means the date the Pricing Committee of the Board determines the initial public offering price per share of the common shares of ARAMARK.

Approved Form means the form or online process provided, in a manner prescribed by the Committee, for a particular purpose.

ARAMARK means ARAMARK Holdings Corporation, a Delaware corporation.

Basic Salary Deferrals means, for each Participant, the deferrals authorized by the Participant in accordance with Section 3.1(a).

Break in Service means, for an Employee or a former Employee, a period of at least twelve consecutive months during which such individual is not an Employee. Employees shall be given credit for periods of employment with ARAMARK and its Affiliates (and any respective predecessor entities) prior to the Merger.

Board means the Board of Directors of ARAMARK.

Change in Control shall have the meaning ascribed to it in the ARAMARK Holdings Corporation 2007 Management Stock Incentive Plan, as amended from time to time.

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means the Committee described in Section 9.2

Company means, each with respect to its own employees, ARAMARK, ARAMARK Corporation and such subsidiary or affiliated companies of either as may from time to time participate in the Plan by authorization of ARAMARK.

Compensation means, for any Eligible Employee for any Plan Year, such Eligible Employee’s annual base salary, sales commissions, paid time off for vacations, holiday and sick leave, overtime and shift differentials and salary deferrals under the ARAMARK 2005 Deferred Compensation Plan, as amended from time to time (excluding pay allowances, deferred compensation, bonuses and related benefits) earned from the Company and paid to the Employee, computed before reduction by Salary Deferrals under Section 3.1 of this Plan.

Covered Employee means an Employee employed by the Company or an Affiliate on a salaried basis who is not (a) an employee employed by a joint venture in which the Company is a joint venturer, or (b) a person in a position designated by the Company or Affiliate as a “Consultant.” An Employee who is neither a United States citizen nor a United States resident shall not become a Covered Employee and any employee who is a citizen of a country outside of the U.S. who is currently participating in one of the Company’s or its affiliate’s retirement or pension benefit plan in such country shall not be permitted to participate in this Plan while participating in such other plan.

Early Retirement means, for any Employee, (a) attainment of Age 60 and completion of five or more Years of Service, or (b) incurrence of a total and permanent disability within the meaning of Section 409A(a)(2)(C) of the Code.

Effective Date means February 6, 2007.

Eligible Employee means a Covered Employee who is eligible to make contributions under the Plan as provided in Article II.

Employee means any person employed by the Company or an Affiliate.

Employment Date means, for each Employee, the first day on which the Employee completes an hour for which the Employee is paid or entitled to payment, direct or indirect, from the Company or Affiliate (or the former ARAMARK Corporation or one of its Affiliates, if the Employee was employed by ARAMARK Corporation or one of its Affiliates prior to the Merger), for the performance of duties. If an Employee’s Years of Service are canceled under Section 8.1 and cannot be restored (because the Employee cannot satisfy the requirement of Section 8.1(b)), the Employee’s Employment Date shall be the first day thereafter on which the Employee completes such an hour.

Fiscal Year means the fiscal year of ARAMARK.

Key Employee means any individual approved for participation in this Plan and who is a management or highly compensated employee.

Matching Contributions Account means, for each Participant, the Account established under Section 5.3 to credit the Company’s contributions under Section 4.1.

Merger means the merger of RMK Acquisition Corporation, RMK Finance LLC and ARAMARK Corporation which occurred on January 26, 2007.

Normal Retirement means, for any Employee, attainment of Age 65.

Participant means an Employee or former Employee who has an Account Balance under the Plan.

Period of Service means, for any Employee, the elapsed time between the Employee’s Employment Date and the date of reference, inclusive, disregarding any Break in Service or any period during which such individual is not an Employee to the extent such period falls within a period of at least twelve consecutive months in which the Employee has a Separation from Service by reason of resignation, discharge, or retirement and completes no hours for which the Employee is paid or entitled to payment, direct or indirect, for the performance of duties. Where any portion of an Employee’s Period of Service is to be disregarded in determining Years of Service so that non-successive periods must be aggregated, less than whole year periods shall be aggregated on the basis that 365 days equal a whole year. Employees shall be given credit for periods of employment with the former ARAMARK Corporation or one of its Affiliates prior to the Merger.

Period of Severance means, for any former Employee, the elapsed time between the former Employee’s Separation from Service and the date the former Employee again becomes an Employee.

Plan means the Second Amended and Restated ARAMARK Savings Incentive Retirement Plan, as amended from time to time and including any predecessor plan(s).

Plan Administrative Committee means the Compensation and Human Resources Committee of the Board, a Sub-Committee (as defined below) as may be appointed as described below or the Board; provided, however, that the Compensation and Human Resources Committee may also delegate, at any time and from time to time, to any sub-committee of the Compensation and Human Resources Committee and the Board may also delegate, at any time and from time to time, to any other committee of the Board (in either case which shall consist of one or more members of the Compensation and Human Resources Committee or the Board, respectively, and may consist solely of the Chief Executive Officer of ARAMARK so long as he or she is a member of the Compensation and Human Resources Committee or the Board, respectively (a “Sub-Committee”), subject to such guidelines as the Board or the Compensation and Human Resources Committee may establish from time to time, the authority to act on behalf of the Compensation and Human Resources Committee or the Board with respect to any matter, right, obligation or election that is the responsibility of or that is allocated to the Plan Administrative Committee herein.

Plan Year means each twelve-consecutive-month period ending on September 30.

Prior Plans means the Amended and Restated ARAMARK 2001 Stock Unit Retirement Plan and the ARAMARK 2005 Stock Unit Retirement Plan.

Qualified Retirement Plan means any retirement plan maintained by the Company that is qualified under Code Section 401(a).

Retirement Savings Plan means the ARAMARK Retirement Savings Plan for Salaried Employees, a Qualified Retirement Plan under which contributions are made pursuant to Code Section 401(k).

Rules means the rules adopted by the Plan Administrative Committee relating to the administration of the Plan.

Salary Deferral Account means, for each Participant, the Account established for crediting the portion of the Participant’s Account Balance attributable to Salary Deferrals as provided in Section 5.1.

Salary Deferral Percentage(s) means the percentage(s) of a Participant’s Compensation that the Participant elects to defer under Section 3.1(a) and/or 3.1(b).

Salary Deferrals means, for each Participant, the deferrals authorized by the Participant as provided in Section 3.1(a) and/or 3.1(b).

Separation from Service means termination of an Employee’s status as an Employee (which for these purposes also shall relate to the Employee’s status as an employee of any Company or predecessor entity thereto, determined in accordance with Section 409A(a)(2)(A)(i) of the Code. To the extent consistent with Section 409A(a)(2)(A)(i) of the Code, a Separation from Service shall be measured from the earlier of (a) the date the Employee terminates employment, or (b) the first anniversary of the first day of a leave of absence for any other reason. In the case of an Employee who is absent from work for maternity or paternity reasons, the twelve-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence due to pregnancy of the Employee; a birth of a child to the Employee; placement of a child with the Employee in connection with the adoption of such child by the Employee; or care for such child for the period beginning immediately following birth or placement.

Sharing Participant means, for any Plan Year, a person who is an Eligible Employee on the last day of the Plan Year (or is absent for reasons not constituting a Separation from Service); or who has died during the Plan Year while an Eligible Employee of the Company; or who has retired on account of Early or Normal Retirement; or who was an Eligible Employee during the Plan Year and who is an Employee (other than an Eligible Employee) on the last day of the Plan Year, provided, however, that such Employee’s Compensation shall be determined by reference to the Employee’s Compensation paid during the Employee’s service as an Eligible Employee. The term Sharing Participant shall not include any Employee who has not yet completed one Year of Service.

Specified Employee means a Participant who is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code.

Unforeseeable Emergency means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Year of Participation means, for any Employee, twelve consecutive months during which the Employee is a participant under this Plan, any Prior Plan or any twelve consecutive month period during which the Employee participated in any Qualified Retirement Plan.

Year of Service refers to a credit used to determine whether a Participant is eligible for a Company contribution or has sufficient service to have a nonforfeitable interest in the Participant’s Account Balance attributable to the Participant’s Matching Contributions Account. Each Employee shall be credited with a number of Years of Service equal to the length of the Participant’s Period of Service, except that the following shall be disregarded:

(a) any Break in Service (including any period immediately following a Separation from Service which has lasted less than twelve months as of the date of reference but ultimately does last at least twelve months); and

(b) any period for which the Employee’s Years of Service are canceled under Section 8.3 and are not restored under that Section.

1.2 Gender. The masculine gender shall include the feminine.

1.3 Notices. Any notice or filing to be made with the Committee or any Company shall be made in accordance with the Rules.

ARTICLE II. Participation.

2.1 Eligible Employees. Each Covered Employee who was eligible to participate in the Prior Plan immediately prior to the Effective Date also shall be eligible to participate in this Plan as of the Effective Date. Each other Covered Employee who satisfies the following requirements shall be eligible to participate in the Plan as of the date the Covered Employee first satisfies such requirements:

(a) the Employee is identified as a Key Employee, and

(b) the Employee is in active employment.

Covered Employees who satisfy the foregoing requirements shall be eligible to participate in the Plan on the first day of the month following one full calendar month during which the Covered Employee meets the requirements.

2.2 Participation. Participation in the Plan by an Eligible Employee is entirely voluntary and is subject to the following rules:

(a) Participation on Effective Date of Employees who Participated in Prior Plans. Each Employee who becomes eligible to participate in the Plan as of the Effective Date as a result of such Employee’s participation in the Prior Plans, as described in Section 2.1 above, shall be deemed to have elected to participate in this Plan as of the Effective Date, and such Employee’s elections under the Prior Plans, including any Salary Deferral elections and beneficiary designations, as in effect immediately prior to the Effective Date, shall continue to apply under this Plan until changed by the Participant in accordance with the provisions of this Plan. Any other Eligible Employee that did not participate as of the Effective Date may elect to participate at a later date, in accordance with the provisions of this Plan, by completing and submitting an Approved Form, provided such individual is an Eligible Employee at such later date.

(b) Participation on or after Effective Date of Newly-Eligible Employees. Any Employee who first becomes eligible to participate in the Plan on or after the Effective Date may elect to participate at any time prior to the 30th day after the Employee completes the eligibility requirements of Section 2.1, to the extent permitted under Treas. Reg. § 1.409A-2(a)(7); provided, such Employee is an Eligible Employee at the time the Employee elects to participate.

(c) Participation on or after Effective Date of all Other Employees. Each Eligible Employee that does not become a Participant under Section 2.2(a) or (b) may elect to become a Participant as of the first day of any succeeding calendar year by electing to make deferrals as set forth in Article III.

(d) Effective Date of Participation. The effective date of an Employee’s participation in the Plan shall be the first day of the payroll period immediately following the date an Eligible Employee files notice with the Plan Administrative Committee and becomes eligible to participate in the Plan pursuant to Section 2.2(a), (b) or (c) above.

(e) Continuation of Participation. If an Employee who becomes a participant of this Plan ceases to be a Key Employee, the Employee’s eligibility for continued participation in this Plan shall be subject to the Rules.

(f) No Duplication of Participation. Notwithstanding the foregoing provisions of this Article, any Employee who is eligible to participate in a Qualified Retirement Plan shall not be eligible to participate in this Plan for the same period.

(g) Exceptions to Participation Requirements. The Plan Administrative Committee, acting in accordance with the Rules, may waive the eligibility requirements of Section 2.1 with respect to any individuals the Committee specifically designates.

2.3 Beneficiary Designation. Each Participant shall designate the beneficiary or beneficiaries who shall receive the death benefit, if any, payable under Section 6.2. Such designation shall be made by filing an Approved Form for that purpose in accordance with the Rules. A Participant who previously had participated in the Prior Plan shall be deemed to have designated the beneficiary or beneficiaries of the Prior Plan as his or her beneficiary under this Plan unless and until such Participant shall have made a subsequent designation of a beneficiary. A Participant may also revoke or change a beneficiary designation at any time by filing an Approved Form in accordance with the Rules. If a Participant fails to elect a beneficiary, or is not survived by a designated beneficiary, the Participant’s beneficiary shall be the Participant’s estate.

ARTICLE III. Employee Salary Deferrals.

3.1 Salary Deferrals.

(a) Salary Deferrals. Under an election procedure established by the Committee, each Eligible Employee who is participating in the Plan may direct the Company to defer a percentage of the Eligible Employee’s Compensation. The amount of the Salary Deferrals under this Section for an Eligible Employee shall be at least 1% of the Eligible Employee’s Compensation for the period to which the election applies, and may, in multiples of 1%, be up to 25% (or such higher percentage as ARAMARK may select from time to time) of the Eligible Employee’s Compensation.

(b) Notice to Plan Administrative Committee. An Eligible Employee who wishes to defer Compensation under this Section for any period shall, in the manner specified in the Rules, so notify the Plan Administrative Committee and authorize the Committee to reduce the Eligible Employee’s Compensation for such period by the amount of the Eligible Employee’s Salary Deferral Percentage election provided, however, that except as provided in Section 2.2(a) such Eligible Employee’s election to defer such Compensation must be made not later than the close of the preceding calendar year, unless the Eligible Employee first becomes a participant pursuant to Section 2.2(b), in which case such Eligible Employee must make an election to defer any as yet unearned Compensation at any time prior to the 30th day after the date such Eligible Employee becomes eligible to participate in the Plan.

3.2 Change in Contributions. A Participant is not permitted to stop, increase, decrease or resume the Participant’s Salary Deferral Percentage(s) during the calendar year, unless the Participant has incurred a Separation from Service or the Participant is no longer eligible to participate in the Plan, in which case the Participant’s Salary Deferrals will immediately cease (to the extent permitted under Section 409A of the Code).

ARTICLE IV. Matching Contributions.

4.1 Amount of Contributions. As soon as administratively practicable after the end of each Plan Year, ARAMARK may make a discretionary matching contribution (“Matching Contributions”) to the Matching Contributions Accounts of Sharing Participants of between a minimum of 25% and a maximum of 75% of such Sharing Participants’ Salary Deferrals for such Plan Year, excluding:

(a) Salary Deferrals made by the Sharing Participant prior to such Sharing Participant’s completion of one Year of Service;

(b) Salary Deferrals in excess of the first 6% of a Participant’s Compensation for any payroll period; and

(c) Salary Deferrals in excess of the maximum elective deferrals permitted under a qualified cash or deferred plan pursuant to Section 401(g) of the Code for the calendar year in which the Plan Year ends.

The percentage of Salary Deferrals on which the amount of Matching Contributions is to be based shall be the matching percentage contributed by ARAMARK to the Retirement Savings Plan for the same Fiscal Year.

4.2 Allocations to Participants. Matching Contributions made with respect to a Plan Year shall be credited only to the Matching Contributions Account of each Participant who is a Sharing Participant for the Plan Year based upon the Participant’s Salary Deferral for such Plan Year.

ARTICLE V. Accounts and Investment Treatment of Deferred Compensation.

5.1 Credits to Participants’ Accounts. Accounts shall be established for each Participant. Each Participant’s Salary Deferrals shall be credited to the Participant’s Salary Deferral Account and each Participant’s Matching Contributions shall be credited to the Participant’s Matching Contributions Account.

5.2 Interest Credited to Salary Deferrals. Any amount credited to either a Participant’s Salary Deferral Account and Matching Contributions Account shall accrue interest in the manner specified by the Committee in accordance with the Rules.

5.3 Valuation of Salary Deferral and Matching Contributions Accounts. As of the last day of each month or such shorter period as is specified by the Plan Administrative Committee in accordance with the Rules, all interest accrued during that period shall be credited to the Salary Deferral Accounts and Matching Contributions Accounts of Participants.

5.4 Effect of Distributions or Withdrawals. If a distribution or withdrawal is made, the payment determination date shall be the last day of the month (or such shorter period as is specified by the Plan Administrative Committee in accordance with the Rules) in which the distribution is due or the withdrawal is requested. The Participant’s appropriate Account or Accounts shall be reduced by the amount distributed or withdrawn. Subject to Section 6.5, a distribution or withdrawal shall be paid as soon as reasonably practicable and, in any case, no more than 30 days after the payment determination date. The amount due any Participant with respect to the Participant’s Salary Deferral Account and Matching Contributions Account shall be determined by the valuation under Section 5.3.

ARTICLE VI. Distribution on Separation from Service.

6.1 Termination of Employment on Account of Retirement, After Completion of Two Years of Participation or Three Years of Service, or Following a Change in Control. A Participant’s entire Account Balance may be payable to the Participant, in accordance with Section 6.5, following a Separation from Service but only if such Separation from Service: (a) is on account of Early or Normal Retirement, (b) except as provided in Section 6.4 below, occurs after the Participant has completed two or more Years of Participation or has been credited with three or more Years of Service, or (c) occurs on or after, or results in a distribution on or after, a Change in Control.

6.2 Death. Upon the death of a Participant at any time, the Participant’s entire Account Balance shall be payable, in accordance with Section 6.5, to the beneficiary designated or otherwise applicable pursuant to Section 2.3.

6.3 Termination of Employment Prior to Completing Two Years of Participation or Three Years of Service and Prior to a Change in Control. Except as provided in Section 6.1 or Section 6.2, a Participant who ceases to be an Employee before completing two Years of Participation or before receiving credit for three or more Years of Service shall be paid the Participant’s entire Account Balance other than the Participant’s Matching Contributions Account, which shall be forfeited, in accordance with Section 6.5.

6.4 Separation from Service for Cause. A Participant who ceases to be an Employee receiving credit for three or more Years of Service and whose Separation from Service is on account of “cause,” i.e., commission of a crime or other conduct which directly and adversely affects the Company, or disclosure of confidential information, or other aid and assistance to a competitor of the Company, shall be paid the Participant’s entire Account Balance other than the Participant’s Matching Contributions Account, which shall be forfeited, in accordance with Section 6.5. The determination of cause under this Section shall be made by the Committee, and shall be final and binding on all parties. This Section 6.4 shall have no effect following a Change in Control.

6.5 Method of Payment. Payment of any Accounts upon a distribution or withdrawal shall be made in accordance with Section 5.4. Distribution of a Participant’s Accounts may be made in a lump sum cash payment or in installments pursuant to a valid election made by the Participant in accordance with Sections 3.1 and 9.2 and the Rules. Notwithstanding anything in the Plan to the contrary, distributions to Specified Employees, may not be made before the date that is six (6) months after such Specified Employee’s Separation from Service.

6.6 Small Balances. Balances of less than $10,000 at time of termination (including amounts deferred under any other non-qualified deferred compensation plan that is aggregated with the SIRP under Treas. Reg. § 1.409A-1(c)(2)) are issued in a lump sum cash distribution as soon as administratively possible following termination of employment, regardless of any other distribution election on file; provided, that distributions to “specified employees” (as defined under Section 409A) may not be made before the date that is six months after such specified employee’s termination of employment unless the termination of employment is due to the employee’s death.

ARTICLE VII. Withdrawals During Employment.

7.1 Withdrawal of Salary Deferral Account. A Participant may make withdrawals from the Participant’s Salary Deferral Account solely due to the occurrence of an Unforeseeable Emergency if approved by the Plan Administrative Committee in its sole discretion, to the extent such withdrawal is permitted under Section 409A(a)(2)(B)(ii) of the Code. The Participant shall certify in writing to the Plan Administrative Committee that the purpose of the withdrawal is due to an Unforeseeable Emergency and shall provide such documentation to that effect as may be requested by the Plan Administrative Committee to assist it in its determination. The amounts distributed due to an Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

7.2 Withdrawal of Matching Contributions Account. A Participant is not permitted to withdraw any amounts from the Participant’s Matching Contributions Account while still an Employee.

ARTICLE VIII. Breaks in Service.

8.1 Cancellation of Years of Service. An Employee’s Years of Service and Years of Participation shall be canceled for purposes of computing the Employee’s nonforfeitable interest in the Employee’s Account Balance under Articles VI and VII if the Employee has a Separation from Service before the Employee has met the requirements for Early or Normal Retirement, and before the Employee is credited with two Years of Participation, or three Years of Service. If a former Employee again becomes an Employee the Employee’s Years of Service and Years of Participation shall be restored if the Employee becomes an Employee before incurring five consecutive Breaks in Service, or if the Employee was at any time a Participant in the Plan, and

(a) the Employee is credited with a Year of Service after the Employee’s prior Years of Service were canceled; and

(b) the Employee had to the Employee’s credit when the Employee’s Years of Service were canceled a Period of Service longer than the Employee’s longest Period of Severance that follows the date the Employee’s Years of Service were canceled.

ARTICLE IX. Administration.

9.1 Overall Responsibility. ARAMARK, acting by resolution of the Board or of a duly authorized Committee, shall have overall responsibility and authority for the Plan including control and management of the Accounts of the Plan, design of the Plan, the right to amend the Plan, the exercise of all administrative functions provided in the Plan or necessary to the operation of the Plan, except such functions as are assigned to other persons pursuant to the Plan.

9.2 Plan Administrative Committee.

(a) Appointment and Tenure. The Plan Administrative Committee shall administer the Plan. To the extent required to obtain exemption from Section 16(b) of the Exchange Act under Rule 16b-3 promulgated thereunder, the Plan Administrative Committee shall consist of two or more members of the Board and each member shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall hold office during the pleasure of the Board, and such Board shall fill all vacancies on the Committee.

(b) Administrator of the Plan. The Plan Administrative Committee shall be sole administrator of the Plan and as such have sole responsibility and authority to control the operation and administration of the Plan, including, without limiting the generality of the foregoing, (i) determination of benefit eligibility and amount and certification thereof, (ii) issuance of directions to pay any fees, taxes, charges, or other costs incidental to the operation and management by the administrator of the Plan; (iii) issuance of directions as to the cash needs of the Plan; (iv) the preparation and filing of all reports required to be filed with any agency of the government; (v) compliance with all disclosure requirements imposed by law; (vi) maintenance of all books of account, records and other data as may be necessary for proper administration of the Plan, (vii) approval of the amount of employer contribution referred to in Section 4.1, provided, however, that the Plan Administrative Committee may delegate to other persons such of its functions (other than (vii) above) as it deems appropriate.

(c) Rules of Administration. The Plan Administrative Committee shall adopt such Rules and regulations for administration of the Plan as it considers desirable, provided they do not conflict with the Plan, and may construe the Plan, correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan and such action shall be conclusive.

(d) Claims Procedure. The Committee shall adopt a written procedure whereunder a Participant or beneficiary shall appeal any denial of benefits claimed to be due such Participant or beneficiary.

(e) Compensation and Expenses. The members of the Committee shall serve without compensation for services as such, but all normal and reasonable expenses of the Committee shall be paid by ARAMARK.

(f) Reliance on Reports and Certificate. The Committee will be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports which will be furnished by any accountant, controller, counsel, or other person who is employed or engaged for such purposes.

(g) Liability and Responsibility of Committee. The members of the Committee shall be fully protected in respect to any action taken or suffered by them in good faith in reliance upon the advice of its advisors. To the extent permitted by law, the Company shall indemnify members of the Committee against any liability or loss sustained by reason of any act or failure to act in such capacity as Committee members, if such act or failure to act does not involve willful misconduct. Such indemnification includes attorneys’ fees and other costs and expenses reasonably incurred in defense of any action brought against such members by reason of any such act or failure to act. No bond or other security shall be required of any member of the Committee.

(h) The Plan Administrative Committee may, in its sole discretion, permit Participants to change their deferral elections under the Plan without meeting the conditions set forth above provided that such deferral election changes comply with transitional relief rules or other regulations promulgated by the Treasury Department under Section 409A.

9.3 Forms. Deferral forms, payment elections and other forms utilized under the Plan shall be in the form approved by the Executive Vice President, Human Resources.

9.4 Services of the Plan. ARAMARK and the Committee may contract for legal, investment advisory, medical, accounting, clerical, and other services to carry out the Plan. The costs of such services shall be paid by ARAMARK.

9.5 Liability for Administration. Neither the Committee, the Company, nor any of its directors, officers, or employees shall be liable for any loss due to its error or omission in administration of the Plan unless the loss is due to the gross negligence or willful misconduct of the party to be charged.

ARTICLE X. No Segregation of Assets

The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company, or any Affiliate, for payment of any benefits hereunder. No Participant or other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant or other person shall have only the rights of a general unsecured creditor of ARAMARK with respect to any rights under the Plan.

ARTICLE XI. Amendment and Termination.

11.1 Amendment or Termination of Plan. The Board may amend or terminate the Plan at any time, to the extent permitted under Treas. Reg. § 1.409A-3(j)(4)(ix). Notwithstanding the foregoing, effective upon a Change in Control, no amendment or termination of the Plan shall modify, without the consent of the affected Participants, any provision relating to amounts contributed or deferred under the Plan on or prior to the Change in Control.

11.2 Sale of Affiliate. In the event that a Participant in this Plan ceases to be an Employee by reason of the sale or spin-off of an Affiliate that constitutes a change in the ownership or effective control of, or in the ownership of a substantial portion of the assets of, such Affiliate under Code Section 409A(a)(2)(A)(v), such Participant shall be treated as a terminated employee and distribution of the Participant’s Account Balance under this Plan shall be made in accordance with Article VI.

ARTICLE XII. Miscellaneous.

12.1 No Assignment or Alienation of Benefits. Except as hereinafter provided with respect to domestic relations orders (as defined in Section 414(p)(1)(B) of the Code), a Participant’s Account may not be voluntarily or involuntarily assigned or alienated. In cases of domestic relations orders, the Company will observe the terms of the Plan unless or until ordered to do otherwise by a state or Federal court. As a condition of participation, a Participant agrees to hold the Company harmless from any claims that arise out of the Company’s obeying the final order of any state or Federal court, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court. In addition, for application only to Plan Participants subject to Section 16 of the Securities Exchange Act of 1934, the requirements of SEC Rule 16a-12 (or any successor provision) are specifically incorporated herein by reference.

12.2 Effect on Employment. This Plan shall not confer upon any person any right to be continued in the employment of the Company or an Affiliate.

12.3 Facility of Payment. If ARAMARK deems any person incapable of receiving benefits to which such person is entitled by reason of age of minority, illness, infirmity, or other incapacity, it may direct that payment be made directly for the benefit of such person or to any person selected by ARAMARK to disburse it, whose receipt shall be a complete acquittance therefore. Such payments shall, to the extent thereof, discharge all liability of ARAMARK, the Company, and the party making the payment.

12.4 Tax Withholding. Distributions from the Plan may be subject to tax withholding for Federal, state, and local taxes. Participant, by agreeing to participate in the Plan, consents to the timely withholding of such taxes, either through a reduction in the amount of the distribution, withholding from other amounts payable by Company to Participant, including salary and bonus payments, or by payment to ARAMARK in cash of an appropriate amount in taxes.

12.5 Applicable Law. Except as provided by Federal law, the Plan shall be governed by and construed in accordance with the laws of New York.

12.6 Effective Date. The foregoing provisions of this Plan shall apply to individuals (or beneficiaries of individuals) who are Employees on or after the Amendment Date, except as may otherwise be provided in the Plan. The rights of any other individual (or beneficiary) shall be determined by the provisions of the Plan (or predecessor plan) as in effect on the date of such individual’s latest Separation from Service except as may be provided by specific reference in any amendment adopted thereafter.

12.7 SEC Rule 16b-3. Transactions pursuant to this Plan are intended to come within the exemptions provided by SEC Rule 16b-3 (or any successor provision) with respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934 to the full extent provided thereby. Any provision required by such Rule to be set forth in this Plan is incorporated herein by reference, and any inconsistent provision herein (other than Section 11.1) is superseded.

12.8 Deferred Compensation Provisions. This Plan is intended to comply with Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code. In furtherance thereof, no payments may be accelerated under the Plan other than to the extent permitted under Section 409A of the Code. To the extent that any provision of the Plan violates Section 409A of the Code such that amounts would be taxable to a Participant prior to payment or would otherwise subject a Participant to a penalty tax under Section 409A, such provision shall be automatically reformed or stricken to preserve the intent hereof. Notwithstanding anything herein to the contrary, (i) if at the time of a Participant’s Separation from Service the Participant is a Specified Employee and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such Separation from Service is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company shall defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months following the Participant’s Separation from Service (or the earliest date as is permitted under Section 409A of the Code) and (ii) if any other payments due to a Participant hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment compliant under Section 409A of the Code, or otherwise such payment shall be restructured, to the extent possible, in a manner, determined by the Committee, that does not cause such an accelerated or additional tax. The Committee shall implement the provisions of this Section 12.8 in good faith; provided that neither the Company, the Committee, nor any of the Company’s or its Affiliates’ employees or representatives shall have any liability to Participants with respect to this Section 12.8.